UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

Cloud Peak Energy Inc.

Cloud Peak Energy Resources LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34547 333-168639	26-3088162 26-4073917
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD

On June 20, 2013, Cloud Peak Energy Inc. (“Cloud Peak Energy”) issued a press release announcing that the U.S. Department of Interior, through the Bureau of Indian Affairs (“BIA”), has approved the previously disclosed agreements between Big Metal Coal Co. LLC, a wholly-owned subsidiary of Cloud Peak Energy, and the Crow Tribe of Indians regarding exploration rights and exclusive options to lease and develop Northern Powder River Basin coal in southeast Montana.  A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

Item 8.01.       Other Events.

On June 20, 2013, Cloud Peak Energy announced that the BIA has approved the Option to Lease Agreement and Exploration Agreement signed by the Crow Tribe of Indians and Big Metal Coal Co. LLC.  As previously disclosed, the agreements were signed on January 24, 2013 and were submitted to the BIA for requested approval shortly thereafter.  Additional regulatory approvals will be required before any mining is permitted if Cloud Peak Energy elects to exercise one or more of the options under the agreements.

Cloud Peak Energy paid the Tribe $1.5 million upon BIA approval of the agreements, as provided in the agreements, and will fund $75,000 (as adjusted for inflation from 2012 dollars) in college and vocational scholarships annually during the initial term of the Option to Lease Agreement.  Cloud Peak Energy has now paid a total of $3.75 million in option payments to the Tribe and will make additional annual payments during the initial five-year option period, which could bring total payments up to $10 million during that period.

Cautionary Note Regarding Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations or beliefs as well as assumptions and estimates regarding our company, industry, economic conditions, government regulations, energy policies and other factors.  Forward-looking statements may include, for example, (1) our current estimates of the quantity and quality of the Tribal coal, (2) any future exercise of the options and development, production and marketing of the coal, (3) the anticipated timing and ability to obtain additional required regulatory approvals, (4) business development and growth initiatives and strategies; (5) potential synergies of this transaction and (6)  other statements regarding this transaction and our plans, strategies, prospects and expectations concerning our business, industry, economic conditions, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including the risks that (i) additional required regulatory approvals and permits are not obtained in a timely manner or at all, (ii) economic tons are substantially less than the currently estimated in-place tons, (iii) sufficient additional West Coast terminal capacity is not developed at all or in a timely manner or we are unable to acquire timely access to additional terminal capacity on commercially reasonable terms, (iv) Asian export demand and domestic demand for PRB coal weakens, (v) future development and operating costs significantly exceed our expectations, or (vi) anticipated synergies of the transaction are not achieved.  For a discussion of some of the additional factors that could adversely affect our future results or the anticipated benefits of this transaction, refer to the risk factors described from time to time in the reports and registration statements we file with the Securities and Exchange Commission (“SEC”), including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to us or that we currently believe are not material. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01.       Financial Statements and Exhibits.

(d)           Exhibits

99.1

Furnished press release, dated June 20, 2013, issued by Cloud Peak Energy Inc. announcing the Bureau of Indian Affairs approval of agreements between Big Metal Coal Co. LLC and the Crow Tribe of Indians regarding exploration rights and exclusive options to lease and develop Northern Powder River Basin coal

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: June 20, 2013	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

CLOUD PEAK ENERGY RESOURCES LLC

Date: June 20, 2013	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1

Furnished press release, dated June 20, 2013, issued by Cloud Peak Energy Inc. announcing the Bureau of Indian Affairs approval of agreements between Big Metal Coal Co. LLC and the Crow Tribe of Indians regarding exploration rights and exclusive options to lease and develop Northern Powder River Basin coal